                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT - NOVEMBER 25, 1997
                       (DATE OF EARLIEST EVENT REPORTED)



                               HS RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                          COMMISSION FILE NO. 0-18886


DELAWARE                                                             94-303-6864
(STATE OF INCORPORATION)                                        (I.R.S. EMPLOYER
                                                             IDENTIFICATION NO.)

ONE MARITIME PLAZA, 15TH FLOOR, SAN FRANCISCO, CALIFORNIA                  94111
(ADDRESS OF PRINCIPAL                                                 (ZIP CODE)
EXECUTIVE OFFICES)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (415) 433-5795
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                                    FORM 8-K

                               HS RESOURCES, INC.

                               November 25, 1997


ITEM 5.  OTHER EVENTS


On November 25, 1997, HS Resources, Inc., a Delaware corporation ("HSR" or the "Company"), entered into a definitive agreement (the "Asset Purchase Agreement") with Amoco Production Company ("Amoco") to purchase Amoco's producing and non-producing properties (the "Amoco Properties") in the Wattenberg Field area of the Denver-Julesburg ("D-J") Basin in northeastern Colorado (the "Amoco Acquisition"). In connection with the Amoco Acquisition, the Company will (i) pay $290 million in cash, (ii) issue to Amoco 1.2 million shares (the "Amoco Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), and (iii) transfer to Amoco certain Mid-Continent producing properties (the "Transferred Properties"). The Amoco Acquisition is expected to close on or about December 15, 1997, with an effective date of December 1, 1997. Certain terms relating to the oil and gas industry are defined in "Certain Definitions" in the Company's Annual Report on Form 10-K for the year ended December 31, 1996; this section of the Form 10-K is incorporated by reference herein and filed as Exhibit 99.1 hereto pursuant to Rule 12b-23 under the Securities Exchange Act of 1934, as amended. The following is a summary description of the Amoco Acquisition and the Amoco Properties.






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                             THE AMOCO ACQUISITION

     The Amoco Acquisition is a strategic acquisition that will position HSR as the leading producer in the D-J Basin with total production of over 100 MMcf of gas and 6,700 Bbls of oil per day. The Amoco Properties have substantial geographic and geological overlap with HSR's existing D-J Basin assets and provide the Company with over 2,100 development and exploitation projects, many of which can be completed with a significantly lower capital investment than that which would be required for development by HSR or Amoco independently. The Amoco Properties present the Company with over $400 million of development and exploitation capital expenditure opportunities that greatly enhance its reserve and production growth potential. Upon completion of the Amoco Acquisition, HSR will have an inventory of over 3,600 development, exploitation and exploration opportunities along with over 1.2 million gross undeveloped acres.

     The Amoco Properties contain estimated proved reserves of 70.2 MMBoe at December 1, 1997, and include interests in 2,051 wells, of which 804 (representing approximately 89% of the proved developed producing reserves) were operated by Amoco (454 of the remaining wells were and continue to be operated by the Company). Approximately 78% of the proved reserves included in the Amoco Properties consist of gas and 55% are classified as proved developed. The Amoco Properties include 410,000 gross (311,000 net) acres, all of which are held by production, with an average working interest of approximately 91% and an average net revenue interest of approximately 79%.

KEY FEATURES OF THE AMOCO ACQUISITION

     The geographic and geological overlap of the Amoco Properties with the Company's existing D-J Basin assets provides HSR with a unique opportunity to significantly expand within its principal operating area, add an extensive inventory of development and exploitation opportunities, and increase production and reserves at attractive finding and development costs. In many cases, development and exploitation projects can access multiple production zones through existing wellbores at attractive rates of return. Some of the specific benefits of the Amoco Acquisition include (i) over 2,100 development and exploitation opportunities in the Wattenberg Field area (many of which are relatively low-cost and low-risk as a result of the overlap of HSR's existing properties and the Amoco Properties), (ii) the ability to produce HSR hydrocarbons that were economically inaccessable ("stranded reserves") to HSR prior to the Amoco Acquisition, (iii) the addition of recoverable reserves from currently producing formations by adding production from other formations, thus extending the economic life of wells and adding reservoir and wellbore energy to lift produced liquids, and (iv) operating efficiencies achieved through elimination of redundant field activities and surface equipment. HSR plans to spend over $400 million developing and exploiting the Amoco Properties, with the potential to add substantial proved reserves and production.

  Development and Exploitation Opportunities

     The Wattenberg Field is characterized by multiple production zones, principally the Sussex/Shannon, Codell/Niobrara, J-Sand and Dakota formations. Several production zones can often be accessed with one wellbore, thereby commingling the production and reducing total capital and operating costs per unit of production.

     In the Wattenberg Field area, working interests in individual producing horizons underlying the same surface tract are often held by different operators. This vertical severance of working interests in producing formations has led to production and development inefficiencies. The reaggregation of the ownership of formations accomplished in the Amoco Acquisition will enable HSR to recover reserves more efficiently and economically.

     For example, the majority of HSR's reserves in the Wattenberg Field area are attributable to the Codell/Niobrara formations, while Amoco's reserves are primarily located in the deeper J-Sand formation. Combining Amoco's and HSR's wells and reserves results in opportunities to enhance returns by producing Amoco reserves through HSR wellbores and producing HSR reserves through Amoco wellbores. The Company intends to execute a detailed, well-specific program for developing and exploiting the Amoco Properties. This program includes approximately 415 J-Sand infill wells, 296 recompletions in the J-Sand, Codell/Niobrara formations or Sussex/

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Shannon formations, 222 deepenings to the Dakota or Codell/Niobrara formations,
148 refracs of existing J-Sand wells, and over 1,200 new J-Sand and Codell/Niobrara wells under existing spacing.

     J-Sand Infills. J-Sand infill wells to be drilled on 80-acre spacing provide some of the most promising opportunities on the Amoco Properties. The J-Sand lies approximately 400 feet below the Codell formation and is currently developed on 160-acre spacing. There are 415 potential J-Sand infill locations on the Amoco Properties. The J-Sand infill program benefits are enhanced by the fact that approximately one-third of the infill locations can be drilled by deepening existing HSR Codell/Niobrara wells at approximately one-half the cost of drilling a new J-Sand infill well. The Company currently plans to drill 62 J-Sand infill wells in 1998, some of which are expected to be Codell/Niobrara deepenings.

     The Company's extensive reservoir analysis supports J-Sand infill drilling on a field-wide basis. Applications by various operators, including the Company, for 13 pilot program J-Sand wells have been submitted to and approved by the Colorado Oil and Gas Conservation Commission ("COGCC"). The Company believes that significant additional hydrocarbons attributable to the J-Sand infill wells satisfy the engineering criteria to be classified as proved reserves, and would be categorized as proved reserves as the COGCC authorizes drilling of the additional infill locations.

     Recompletions. The Amoco Properties also provide 296 opportunities to recomplete Amoco J-Sand wells in the J-Sand, Codell/Niobrara, or Sussex/Shannon formations. The projects are expected to access 6.1 MMBoe of proved reserves at a total capital cost of approximately $15.9 million. The Company currently plans to conduct 231 such recompletions in 1998 for a total cost of approximately $15.5 million.

     Deepenings. The Amoco Acquisition provides 222 identified opportunities to deepen existing wells to new producing horizons. Ninety-one of these involve deepening J-Sand wells approximately 200 feet to the Dakota formation at an average cost of approximately $65,000 per well. The Dakota formation is a relatively new exploration play in the D-J Basin. The industry success rate for Dakota wells has been approximately 58%, based on the 47 deepenings performed in the last two years. HSR has recently completed a Dakota deepening with initial flow rates in excess of 2 MMcf of gas per day. Reserves in successful Dakota wells have ranged from approximately 40,000 to 670,000 Boe. HSR estimates that it can complete these 91 deepenings at a total capital cost of approximately $5.9 million. There are also 131 opportunities to deepen Sussex/Shannon wells to the Codell/Niobrara formations at an average cost of approximately $136,000 per well (for a total capital cost of approximately $17.8 million). The Company intends to deepen 28 J-Sand wells to the Dakota formation in 1998 at a total capital cost of approximately $1.8 million and 10 Sussex/Shannon wells to the Codell/Niobrara formations at a total capital cost of approximately $1.4 million.

     Refracs. The Amoco Properties include 148 opportunities to refrac existing J-Sand wells. J-Sand refracs are a relatively new activity focused on improving production where the initial frac job did not adequately stimulate the formation. Each refrac costs approximately $130,000. Based on its analysis of industry results to date, the Company believes that a J-Sand refrac will likely result in a significant increase in production and total recoverable reserves per well. The Company estimates the total capital cost of the 148 planned refracs to be approximately $19.2 million. The Company currently intends to conduct 40 J-Sand refracs in 1998 with a total capital cost of approximately $5.2 million.

     New Wells. Under existing spacing rules there are over 1,200 new J-Sand and Codell/Niobrara drilling opportunities on the Amoco Properties. Over 200 such locations are proved, containing estimated reserves of 8.8 MMBoe. The Company intends to drill 24 such J-Sand wells on the Amoco Properties in 1998 at a total capital cost of approximately $6.2 million.

  Stranded HSR Reserves

     Another important benefit of combining the Amoco Properties with the Company's is that it unlocks HSR stranded reserves. Because of the historical difference of working interest ownership in different producing formations, the economics associated with developing certain of the Company's hydrocarbons were unattractive without the ability to utilize Amoco wellbores, creating stranded non-proved reserves. However, the acquisition

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of Amoco wellbores will permit access to the stranded reserves, creating a significant number of attractive development opportunities. The Company estimates that there are approximately 350 opportunities to recomplete Amoco wells, at an average cost of approximately $82,000 per well, into HSR-owned formations that otherwise would likely not have been developed, including approximately 100 Codell/Niobrara recompletions and 235 Sussex/Shannon recompletions.

  Operating Efficiencies

     The Company expects to realize significant operating efficiencies by consolidating the Amoco Properties with the Company's existing D-J Basin operations. Increasing production by commingling production from multiple formations in existing wellbores, as discussed above, generally can be accomplished without an increase in production costs per well, thereby resulting in lower average costs per unit of production. The Company expects to reduce total costs by eliminating redundant field operations, consolidating pumper routes and applying its lower cost structure to the Amoco Properties. Additionally, consolidating redundant assets, such as production equipment and tank batteries, will result in further operating efficiencies. The redundant equipment then can be re-deployed as the Company executes its operational plan in the D-J Basin.

  Other Benefits

     The Company believes that the Amoco Acquisition may provide additional benefits to the Company including (i) extending the economic life of existing wells, (ii) contributing reservoir energy to the wellbores to lift produced fluids by developing new formations through existing wells, (iii) the creation of opportunities for additional reaggregation transactions with other operators whose properties overlap with the Amoco Properties, (iv) enhancement of its gas marketing strategy because of HSR's increasing share of D-J Basin gas production (approximately 41% of total Wattenberg Field area gas production), and (v) more favorable arrangements with oil field suppliers because of the anticipated increased operating activities.

     In addition, the Amoco Properties generate COPAS overhead reimbursement revenue from third parties, which amounted to $830,000 in 1996. The Amoco Properties also generate Section 29 income tax credits that the Company estimates will average $2.5 million annually, net to the Company after monetization.

OTHER RESERVE AND PRODUCTION DATA

     The following table summarizes the estimated net reserves attributable to the Amoco Properties as of December 1, 1997:

                                                                OIL        GAS      TOTAL
                                                              (MMBBL)     (BCF)    (MMBOE)
                                                              --------    -----    -------
Proved
  Developed:
     Producing..............................................     4.3      174.4     33.4
     Non-Producing..........................................     1.5       22.0      5.2
  Undeveloped...............................................     9.4      133.4     31.6
                                                                ----      -----     ----
  Total Proved..............................................    15.2      329.8     70.2

     The Company estimates that current net average daily production from the Amoco Properties is approximately 44.1 MMcf of gas and 1,400 Bbls of oil (or 8.8
MBoe). Net average daily production from the Amoco Properties for the nine months ended September 30, 1997, was 47.3 MMcf of gas and 1,642 Bbls of oil (or
9.5 MBoe). The foregoing estimate of production was prepared by the Company and is based on information provided by Amoco. Estimates of gross and net proved reserves of the Amoco Properties were prepared by the Company's engineers, and estimates of gross reserves pertaining to the Amoco Properties representing approximately 80% of the total proved value of such reserves, as determined solely by the Company, have been reviewed by Williamson Petroleum Consultants, Inc. ("Williamson"), independent petroleum engineers to the Company.

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

FINANCING

     The Company will purchase the Amoco Properties for $290 million in cash, 1,200,000 shares of Common Stock and the conveyance to Amoco of the Transferred Properties, for a total purchase price of approximately $333 million. HSR will finance the cash portion of the Amoco Purchase Price primarily through borrowings under its revolving credit facility with The Chase Manhattan Bank, as agent, which will be amended in connection with the Amoco Acquisition (the "Proposed Chase Facility"). To reduce such indebtedness, the Company intends to use the net proceeds from an offering of one or more types of equity securities (the "Proposed Offering") combined with the proceeds from the monetization of
Section 29 tax credits and the sale or monetization of non-strategic properties. There can be no assurance that the Company will be successful in consummating the Proposed Offering, or that the timing, terms and conditions of any such offering will be favorable to it.

OTHER MATTERS

     Amoco has agreed not to sell any of the Amoco Shares until after the consummation of the Proposed Offering, and not to sell 1,000,000 of such shares for a period of 90 days after the closing of the Amoco Acquisition. The Company has agreed to register the Amoco Shares after the consummation of the Proposed Offering. Amoco has informed the Company that it intends to hold the Amoco Shares for investment purposes.

     As part of the consideration for the Amoco Properties, HSR conveyed to Amoco the ownership of the Transferred Properties, which were attributed a value in the Amoco Acquisition of $23.0 million. Net production from the Transferred Properties as of December 1, 1997, is estimated by the Company to have been 8.8 MMcf of gas per day and 16 Bbls of oil (or 1.5 MBoe) per day.

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

EFFECT OF THE AMOCO ACQUISITION

     The Amoco Acquisition provides a portfolio of opportunities that will lead to (i) a significant increase in oil and gas production (adding current net daily production of 44.1 MMcf of gas and 1,400 Bbls of oil (or 8.8 MBoe) from the Amoco Properties), (ii) a reduction in unit operating costs due in part to increased production per wellbore, (iii) an increase in budgeted D-J Basin capital spending to approximately $80 million for 1998 due to the addition of infill, recompletion, deepening, refrac and drilling projects and the anticipated increase in production and reserves, (iv) a decrease in general and administrative expense on a per unit of production basis, and (v) an increase in the monetization of Section 29 income tax credits generating approximately $2.5 million per year, net to the Company. The increase in production from the Amoco Properties is partially offset by the current net production of 8.8 MMcf of gas per day and 16 Bbls of oil (or 1.5 MBoe) per day attributable to the Transferred Properties.

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     Pursuant to the terms of the Amoco Acquisition, the Company is required to deliver approximately $290 million in cash, 1,200,000 shares of Common Stock and the Transferred Properties, valued at $23 million. Upon executing the definitive agreement, the Company paid Amoco $33 million in cash as a deposit, which it borrowed under the Company's existing credit facility (the "Chase Facility"), with the remaining $257 million to be paid at closing. On November 10, 1997, the Company received a commitment from Chase to amend the terms of the Chase Facility, which is subject to completion of the Amoco Acquisition. The terms of the Proposed Chase Facility would increase the maximum credit amount and the Borrowing Base to $450 million and revise the interest rates to the Base Rate plus 0.0% to 0.625% or LIBOR plus 0.75% to 1.625%. HSR intends to finance substantially all of the remaining cash portion of the Amoco Purchase Price through borrowings under the Proposed Chase Facility. The outstanding balance under the Proposed Chase Facility is expected to be approximately $412 million upon the closing of the Amoco Acquisition (after giving effect to the monetization of certain Section 29 tax credits acquired in connection with the Amoco Acquisition), leaving approximately $38 million available under the Proposed Chase Facility.

     The Company also maintains an arrangement with a Trust Company of the West-related entity covering a $90 million non-recourse, volumetric overriding royalty facility (the "TCW Facility") of which approximately $80 million is available. The proceeds from the TCW Facility may be used by the Company at its discretion for a variety of corporate purposes, including acquisitions of new properties, exploration and development drilling and monetization of existing corporate properties.

     The Company anticipates that proceeds from the Proposed Offering as well as from an anticipated offering of long-term senior subordinated notes will be applied to repay outstanding borrowings under the Proposed Chase Facility. Thereafter, the Company believes that available borrowing capacity under the Proposed Chase Facility, combined with operating cash flow, the TCW Facility, the monetization of Section 29 tax credits and sales or monetization of non-strategic assets will provide it with the financial resources and flexibility to fund current and ongoing development activities and to meet other financial obligations. The Company's ability to realize the reserve and production growth potential provided by the Amoco Acquisition is dependent in large part upon its ability to obtain capital from the foregoing sources. There can be no assurance that the Company will be successful in obtaining such capital, or that the timing, terms and conditions applicable to any such sources of capital will be favorable to it.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Report includes statements that are not purely historical and are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future. All statements other than statements of historical facts included herein, regarding the Amoco Acquisition, reserves and their values (including reserves acquired in the Amoco Acquisition), planned capital expenditures, financing plans, increases in oil and gas production, the availability of financing, the number and prospective nature of anticipated wells to be drilled in 1998 and thereafter, development and exploitation potential, refrac potential, recompletion potential, infill potential and expected regulatory approval thereof, drillsite prospects, deepening potential, the potential to unlock stranded reserves, reserve and production growth potential, potential, anticipated operating efficiencies, anticipated finding, development, operating and other cost savings, marketing benefits, extended reserve life and additional lifting pressure, and the Company's financial position, business strategy and other plans and objectives for future operations, potential liabilities or the expected absence thereof, the potential outcome of environmental matters, litigation and other proceedings, are forward-looking statements. All forward-looking statements included herein are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward-looking statements. Although the Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct or that the Company will take any actions that may presently be planned. There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves and projecting future rates of production and timing of development expenditures, including many factors beyond the control of the Company.

     Many factors may affect the Company's expectations and plans. Capital expenditure and financing plans may change in connection with the success of drilling activities, the general availability of capital, interest rates,


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and cash flow available from operations. Cash flow available from operations may change depending on costs of materials and services, regulatory burdens and commodity prices. Oil and gas prices are volatile, and there are several potentially significant adverse effects to the Company that can result if product prices decline materially. First, lower product prices will adversely impact the Company's cash flow and could cause the Company to (i) curtail its capital program, (ii) borrow additional amounts under its revolving credit agreement, or (iii) issue additional debt or equity securities. Second, lower product prices could cause the borrowing base under the Company's bank credit agreement to be reduced and certain covenant tests to be adversely affected. Third, under rules promulgated by the Securities and Exchange Commission, companies that follow the full cost accounting method are required to make quarterly "ceiling test" calculations. Lower product prices adversely affect the ceiling calculation. Should the Company realize sustained lower product prices, it could be required to write down its oil and gas properties, resulting in a non-cash charge against earnings.

     Certain additional important factors that could cause actual results to differ materially from the Company's forward-looking statements are disclosed in the Company's Current Report on Form 8-K filed February 26, 1997. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by such factors.

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 HS RESOURCES, INC.



                                                 By: /s/ JAMES M. PICCONE
                                                    ---------------------------
                                                    James M. Piccone
                                                    Vice President


Dated:  November 25, 1997.





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                              INDEX TO EXHIBITS

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------

23.1         Consent of Williamson Petroleum Consultants, Inc.

99.1         Certain Definitions